SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022 (April 14, 2022)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Road, Suite 500 Coppell, Texas 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Board of Directors (“Board”) of Dave & Buster’s Entertainment, Inc. (the “Company”) appointed Gail Mandel, 53, to the Board and the Audit and Nominating and Corporate Governance Committees of the Board, effective April 18, 2022. The Board determined Ms. Mandel to be an independent director and also designated her as an Audit Committee Financial Expert. With Ms. Mandel's appointment to the Board, the size of the Board will be eight directors. Following Ms. Mandel’s appointment to the Committees, the Audit Committee is comprised of Hamish A. Dodds, Michael Griffith, Gail Mandel, and Atish Shah (Chair), and the Nominating and Corporate Governance Committee is comprised of Michael Griffith, Gail Mandel, Patricia Mueller (Chair), Atish Shah and Jennifer Storms.

Ms. Mandel has served as Managing Director of Focused Point Ventures, LLC, a business advisory and consulting services organization, since 2019. In addition, she currently serves as the Executive Chairman of the Board of PureStar, a provider of laundry services and linen management to the hospitality industry, and since 2020, as Board member of Sabre Corporation, a leading software and technology company that powers the global travel industry. From 2014 to 2018, she served as President and Chief Executive Officer of Wyndham Destination Network, an operating division of Wyndham Worldwide and a provider of professionally managed, unique vacation accommodations. Ms. Mandel served in executive management positions at Wyndham Worldwide including as Chief Operating Officer and Chief Financial Officer (March 2014-November 2014) and Chief Financial Officer (January 2010-March 2014) of Wyndham Destination Network (formerly Wyndham Exchange & Rentals). She held previous roles in finance and accounting at Cendant Corporation and HFS Incorporated. Ms. Mandel received her BBA, Public Accounting with summa cum laude honors from Pace University and completed the Global Leaders Program at The Wharton School of the University of Pennsylvania. Ms. Mandel brings skills in leadership, finance, strategy, hospitality, governance, operations and technology to the Board.

There are no arrangements or understandings between Ms. Mandel and any other person pursuant to which she was appointed. Ms. Mandel’s compensation for her service as non-employee director will be consistent with that of the Company’s other non-employee directors. Ms. Mandel is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On April 18, 2022, the Company issued a press release announcing the appointment of Ms. Mandel to the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, Ms. Mueller is completing her current term and not standing for re-election at the 2022 Annual Shareholder Meeting. Following the election of Board members at the 2022 Annual Shareholder Meeting, the size of the Board will be reduced to seven directors.

On April 11, 2022, the Compensation Committee of the Board approved a new program for fiscal 2022 under the Company’s Amended and Restated 2014 Omnibus Incentive Plan composed of nonqualified stock options (“Options”), performance-based Restricted Stock Units (“PSUs”) and time-based Restricted Stock Units (“RSUs”) with updated terms from our prior Options, PSU and RSU agreements. The Company will be using the updated forms of Nonqualified Stock Option Award Agreement (the “Options Agreement”), Restricted Stock Unit Award Agreement – Performance Based (the “PSU Award Agreement”) and Restricted Stock Unit Award Agreement – Time Based (the “RSU Award Agreement”), each of which are filed herewith, for these awards. This summary is not intended to be complete and is qualified in its entirety by reference to the form of Options Agreement, PSU Award Agreement, and RSU Award Agreement which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Form of Nonqualified Stock Option Award Agreement, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
10.2	Form of Restricted Stock Unit Agreement – Performance Based, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
10.3	Form of Restricted Stock Unit Agreement – Time Based, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
99.1	Press release dated April 18, 2022.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 18, 2022	By:	/s/ Robert W. Edmund
Robert W. Edmund
Senior Vice President, General Counsel and Secretary